Exhibit 99.1

Apple reports second quarter results

Services revenue reaches new all-time high

EPS sets March quarter record

CUPERTINO, CALIFORNIA — Apple® today announced financial results for its fiscal 2025 second quarter ended March 29, 2025. The Company posted quarterly revenue of $95.4 billion, up 5 percent year over year, and quarterly diluted earnings per share of $1.65, up 8 percent year over year.

“Today Apple is reporting strong quarterly results, including double-digit growth in Services,” said Tim Cook, Apple’s CEO. “We were happy to welcome iPhone 16e to our lineup, and to introduce powerful new Macs and iPads that take advantage of the extraordinary capabilities of Apple silicon. And we were proud to announce that we’ve cut our carbon emissions by 60 percent over the past decade.”

“Our March quarter business performance drove EPS growth of 8 percent and $24 billion in operating cash flow, allowing us to return $29 billion to shareholders,” said Kevan Parekh, Apple’s CFO. “And thanks to our high levels of customer loyalty and satisfaction, our installed base of active devices once again reached a new all-time high across all product categories and geographic segments.”

Apple’s board of directors has declared a cash dividend of $0.26 per share of the Company’s common stock, an increase of 4 percent. The dividend is payable on May 15, 2025 to shareholders of record as of the close of business on May 12, 2025. The board of directors has also authorized an additional program to repurchase up to $100 billion of the Company’s common stock.

Apple will provide live streaming of its Q2 2025 financial results conference call beginning at 2:00 p.m. PT on May 1, 2025 at apple.com/investor/earnings-call. The webcast will be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investor relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s plan for return of capital, payment of its quarterly dividend, and future business plans. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: effects of global and regional economic conditions, including as a result of government policies, trade and other international disputes, geopolitical tensions, conflict, terrorism, natural disasters, and public health issues; risks relating to the design, manufacture, introduction, and transition of products and services in highly competitive and rapidly changing markets, including from reliance on third parties for components, technology, manufacturing, applications, support, and content; risks relating to information technology system failures, network disruptions, and failure to protect, loss of, or unauthorized access to, or release of, data; and effects of unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date they are made.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, AirPods, Apple Watch, and Apple Vision Pro. Apple’s six software platforms — iOS, iPadOS, macOS, watchOS, visionOS, and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay, iCloud, and Apple TV+. Apple’s more than 150,000 employees are dedicated to making the best products on earth and to leaving the world better than we found it.

Press Contact:
Josh Rosenstock
Apple
jrosenstock@apple.com
(408) 862-1142

Investor Relations Contact:
Suhasini Chandramouli
Apple
suhasini@apple.com
(408) 974-3123

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or email Apple’s Media Helpline at media.help@apple.com.

© 2025 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per-share amounts)

	Three Months Ended		Six Months Ended
	March 29, 2025	March 30, 2024	March 29, 2025	March 30, 2024
Net sales:
Products	$68,714	$66,886	$166,674	$163,344
Services	26,645	23,867	52,985	46,984
Total net sales (1)	95,359	90,753	219,659	210,328
Cost of sales:
Products	44,030	42,424	103,477	100,864
Services	6,462	6,058	13,040	12,338
Total cost of sales	50,492	48,482	116,517	113,202
Gross margin	44,867	42,271	103,142	97,126

Operating expenses:
Research and development	8,550	7,903	16,818	15,599
Selling, general and administrative	6,728	6,468	13,903	13,254
Total operating expenses	15,278	14,371	30,721	28,853

Operating income	29,589	27,900	72,421	68,273
Other income/(expense), net	(279)	158	(527)	108
Income before provision for income taxes	29,310	28,058	71,894	68,381
Provision for income taxes	4,530	4,422	10,784	10,829
Net income	$24,780	$23,636	$61,110	$57,552

Earnings per share:
Basic	$1.65	$1.53	$4.06	$3.72
Diluted	$1.65	$1.53	$4.05	$3.71
Shares used in computing earnings per share:
Basic	14,994,082	15,405,856	15,037,903	15,457,810
Diluted	15,056,133	15,464,709	15,103,499	15,520,675

(1) Net sales by reportable segment:
Americas	$40,315	$37,273	$92,963	$87,703
Europe	24,454	24,123	58,315	54,520
Greater China	16,002	16,372	34,515	37,191
Japan	7,298	6,262	16,285	14,029
Rest of Asia Pacific	7,290	6,723	17,581	16,885
Total net sales	$95,359	$90,753	$219,659	$210,328

(1) Net sales by category:
iPhone	$46,841	$45,963	$115,979	$115,665
Mac	7,949	7,451	16,936	15,231
iPad	6,402	5,559	14,490	12,582
Wearables, Home and Accessories	7,522	7,913	19,269	19,866
Services	26,645	23,867	52,985	46,984
Total net sales	$95,359	$90,753	$219,659	$210,328

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares, which are reflected in thousands, and par value)

	March 29, 2025	September 28, 2024
ASSETS:
Current assets:
Cash and cash equivalents	$28,162	$29,943
Marketable securities	20,336	35,228
Accounts receivable, net	26,136	33,410
Vendor non-trade receivables	23,662	32,833
Inventories	6,269	7,286
Other current assets	14,109	14,287
Total current assets	118,674	152,987

Non-current assets:
Marketable securities	84,424	91,479
Property, plant and equipment, net	46,876	45,680
Other non-current assets	81,259	74,834
Total non-current assets	212,559	211,993
Total assets	$331,233	$364,980

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$54,126	$68,960
Other current liabilities	61,849	78,304
Deferred revenue	8,976	8,249
Commercial paper	5,982	9,967
Term debt	13,638	10,912
Total current liabilities	144,571	176,392

Non-current liabilities:
Term debt	78,566	85,750
Other non-current liabilities	41,300	45,888
Total non-current liabilities	119,866	131,638
Total liabilities	264,437	308,030

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 50,400,000 shares authorized; 14,939,315 and 15,116,786 shares issued and outstanding, respectively	88,711	83,276
Accumulated deficit	(15,552)	(19,154)
Accumulated other comprehensive loss	(6,363)	(7,172)
Total shareholders’ equity	66,796	56,950
Total liabilities and shareholders’ equity	$331,233	$364,980

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Six Months Ended
	March 29, 2025	March 30, 2024
Cash, cash equivalents, and restricted cash and cash equivalents, beginning balances	$29,943	$30,737

Operating activities:
Net income	61,110	57,552
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	5,741	5,684
Share-based compensation expense	6,512	5,961
Other	(2,217)	(1,971)
Changes in operating assets and liabilities:
Accounts receivable, net	7,266	7,727
Vendor non-trade receivables	9,171	12,164
Inventories	858	53
Other current and non-current assets	(4,371)	(4,438)
Accounts payable	(14,604)	(16,710)
Other current and non-current liabilities	(15,579)	(3,437)
Cash generated by operating activities	53,887	62,585

Investing activities:
Purchases of marketable securities	(12,442)	(25,042)
Proceeds from maturities of marketable securities	26,587	27,462
Proceeds from sales of marketable securities	5,210	4,314
Payments for acquisition of property, plant and equipment	(6,011)	(4,388)
Other	(635)	(729)
Cash generated by investing activities	12,709	1,617

Financing activities:
Payments for taxes related to net share settlement of equity awards	(3,205)	(2,875)
Payments for dividends and dividend equivalents	(7,614)	(7,535)
Repurchases of common stock	(49,504)	(43,344)
Repayments of term debt	(4,009)	(3,150)
Repayments of commercial paper, net	(3,968)	(3,982)
Other	(77)	(132)
Cash used in financing activities	(68,377)	(61,018)

Increase/(Decrease) in cash, cash equivalents, and restricted cash and cash equivalents	(1,781)	3,184
Cash, cash equivalents, and restricted cash and cash equivalents, ending balances	$28,162	$33,921

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$31,683	$14,531